                                                                   EXHIBIT 10.13

Dated June 24, 1996
-------------------



ALFA WASSERMANN S.p.A


and


SALIX PHARMACEUTICALS. Inc.



SUPPLY AGREEMENT



Hewitson Becke + Shaw
First Floor
Stuart House
City Road
Peterborough PE1 1QF



Hewitson Becke + Shaw
S O L I C I T O R S

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ARTICLE 1  - DEFINITIONS.................................................  1
ARTICLE 2  - SUPPLY......................................................  5
ARTICLE 3  - TERMS AND CONDITIONS OF SUPPLY..............................  5
ARTICLE 4  - SPECIFICATIONS..............................................  6
ARTICLE 5  - ORDERS AND QUALITY ASSURANCE................................  6
ARTICLE 6  - WARRANTIES AID  INSPECTION..................................  7
ARTICLE 7  - INDEMNIFICATION.............................................  8
ARTICLE 8  - CONFIDENTIALITY UNDERTAKING................................. 10
ARTICLE 9  - LICENCE TO MANUFACTURE...................................... 10
ARTICLE 10 - TERMINATION................................................. 11
ARTICLE 11 - NOTICES..................................................... 12
ARTICLE 12 - ENTIRE AGREEMENT AND MODIFICATION........................... 13
ARTICLE 13 - ASSIGNABILITY............................................... 13
ARTICLE 14 - WAIVER OF DEFAULT........................................... 13
ARTICLE 15 - GOVERNING LAW............................................... 13
ARTICLE 16 - FORCE MAJEURE............................................... 13
ARTICLE 17 - LITIGATION.................................................. 14
ARTICLE 18 - HEADINGS.................................................... 14

                                SUPPLY AGREEMENT
                                ----------------

                                    BETWEEN

     ALFA WASSERMANN S.p.A., a corporation organized and existing under the laws of Italy, with registered of at Contrada S. Emidio 65020 Alanno (Pescara) Italy, (hereinafter "ALFA"); and SALIX PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of California, United States of America, with registered office at 3600 W Bayshore Road, Suite 205, Palo Alto, California, USA 94303 (hereinafter "SALIX").

WHEREAS

(A) ALFA and SALIX have envied into a Licence Agreement (the "Licence Agreement") of even date herewith with respect to the Products (as defined below); and

(B) ALFA desires to supply SALIX with Compound (as defined below), subject to the terms and conditions hereof, and SALIX desires to purchase such Compound from ALFA.

NOW THEREFORE, for and in consideration of the premises and the understandings herein contained it is hereby agreed as following;

Article 1 - DEFINITIONS
-----------------------

The following words and expressions used in this Agreement shall have tile following meanings:

"ACT" means the United States Food, Drug, and Cosmetic Act and rules and regulations thereunder and the equivalent legislation, rules and regulations in any other country in the Territory, as amended from time to time, as the context requires.

"AFFILIATE(S)"                shall mean any corporation, joint-venture other
                              entity which directly or indirectly controls, is controlled by or is under common control with a party to this Agreement. "Control" shall mean the possession of the power to direct or cause the direction of the management and policies of a person or business entity, whether through ownership of voting securities, by contract or otherwise;

"APPLICATION(S)               means the new drug application ("NDA") for the

                              Products to be filed with the U.S. Food and Drug Administration ("FDA") or any other applicable regulatory authority by SALIX.

"COMPOUND"                    shall mean the raw material known as "rifaximin",
                              which is 2,7-(Epoxypentadeca [1,11,13]trienimino) benzofuro [4,5-e-]-pyrido[1,2-a]benzimidazole-
                              1,15(2H)-doine, 25-(acetyloxy)-5,6,21,23-
                              tetrahydroxy-27-methoxy-2,4,11,16,20,22,24,26-
                              octamethyl-, [2S-(2R*, 16 Z, 18E, 20R*,21R*,22S*
                              ,23S*, 24S*,25R*,26S*,27R*,28E)]-(Chemical
                              Abstract No. 80-621-814) together with all products analogs and isomers thereof and any improvements or developments to any of the foregoing owned or controlled by or licenced to ALFA in inspect thereof during the term of this Agreement;

"FACILITY                     means the plant where the Compound will be
                              manufactured for the purposes of supplying SALIX hereunder. Such plant unless notified to SALIX under Article 2.3 shall be the plant of Alfa
                              Chemicals Italiana S.r.l. located at Strada
                              Briantea Km 36, no.83, 22060 Bulciago (Como).

"FDA" shall mean the United States Food and Drug Administration or any successor agency performing a similar function or an equivalent foreign regulatory agency (including without limitation, the Health Protection Branch in Canada);

"GOVERNMENT"                  means the FDA other regulatory authority, or
                              successor agencies thereto.

"LICENCE"                     shall mean an agreement between the parties of
                              even date herewith granting a licence in respect of the Patents and the Technology Rights for the exploitation of the Product by SALIX within the Territory;

"MANUFACTURER"                shall mean the manufacturer appointed by ALFA to
                              manufacture the Compound on behalf of ALFA which manufacturer is at the date hereof Alfa Chemicals
                              Italiana S.r.l. and which Manufacturer shall be changed only as provided in Article 2.3

"MANUFACTURING LICENCE"       shall mean the license granted by ALFA to SALIX to
                              manufacture the Compound in accordance with the terms of Article 9.

"NDA" shall mean applications filed with the FDA requesting approval to market a new drug, including but not limited to New Drug Applications and Product License Approvals (PLA), as applicable.

"NDA APPROVAL"                means the date upon which the FDA approves SALIX'S
                              NDA for the applicable Product.

"NET SALES"                   shall mean the gross invoiced amount received by
                              SALIX (or any of its sub-licensees or distributor) for commercial sales to third parties (who shall not be Affiliates, sublicensees or distributors of SALIX or its Affiliates) of the Products in the Territory, net of all normal trade and cash discounts and net of all rebates, returns, transportation and insurance charges, sales, value added or other direct taxes charged on any invoice, customs duties and surcharges allowed to the purchasers as deductions from the purchase price of the Products or otherwise as specified on the invoice;

"PATENTS"                     shall mean the patents and/or patent applications
                              listed in Part 1 of the Schedule and any other patent rights in the Territory now existing or hereafter acquired by or licenced to ALFA pertaining to the subject matter of such patents and patent applications or otherwise to the Compound and/or the Product and any divisions, continuations and continuations-in-part of any such patents or patent rights and any patent granted in respect thereof for the full terms thereof including any reexaminations, renewals, extensions and reissues thereof and including any supplementary protection certificates;

"PRODUCTS"                    shall mean those pharmaceutical products for human
                              use in the treatment and/or prevention of gastrointestinal and respiratory tract diseases and conditions containing the Compound as an active ingredient;

"PUTTING INTO COMMERCE"       shall mean the date of the first commercial sale
                              of Products to third parties (who shall not be Affiliates or sublicensees or distributors of SALIX or its

                              Affiliates) by or on behalf of SALIX or any sublicensees or distributors of SALIX or its Affiliates under the terms of this Agreement made in any part of the Territory after all relevant marketing and pricing approvals shall have been granted by the relevant regulatory authorities in respect of the Product in such part of the Territory;

"SCHEDULE"                    shall mean the Schedule hereto comprising Parts 1
                              to 3 thereof;

"SPECIFICATIONS"              means the requirements, standards and other items
                              for Compound attached as Part 2 of the Schedule, as amended from time to time in accordance with the provisions hereof to comply with the Applications.

"TECHNOLOGY RIGHTS"           shall mean all intellectual property and other
                              proprietary rights and all confidential
                              information and knowhow pertaining to the Compound and/or the Product or otherwise to the Patents in any respect (including without limitation all improvements, inventions, derivatives, formulation data, specifications, manufacturing procedures and technology, technical information, know-how, trade secrets, pharmacology, toxicology and other pre-clinical data, clinical data, regulatory information and marketing data) within the possession or control of ALFA (whether developed by or licensed to ALFA) (and all such rights and information within the possession or control of any other licensee of ALFA having right in respect of the Compound or the Product) in existence as at the date hereof or arising during the term of this Agreement which are available to ALFA for the Territory.

"TERRITORY"                   shall mean the United States (its territorial
                              possessions, territories and the Commonwealth of Puerto Rico) and Canada;

"VALID CLAIM"                 shall mean a claim of an issued and unexpired
                              patent included within the Patents, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealable or unappealed within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise;


ARTICLE 2 - SUPPLY
------------------

2.1 Subject to the terms hereof, ALFA agrees to sell to SALIX, and SALIX agrees (subject only to the provisions of Article 9) to purchase from ALFA, all such quantities of Compound required by SALIX for use in the manufacture of Product for sale in the Territory in exercise of the rights granted to SALIX by ALFA under the Licence.

2.2 ALFA, at its sole expense, will provide all labour, utilities, equipment, raw materials and components necessary for manufacturing, shipping and storage of the Compound in compliance with the Specifications and the warranties contained in Article 6.1.

2.3 Subject to the prior written approval of SALIX (which approval shall not be unreasonably withheld or delayed but may be conditional upon receipt of necessary Government approvals), ALFA may change the Manufacturer and/or the Facility. In such event, the obligations of ALFA under this Agreement shall continue and ALFA shall remain solely responsible for the performance of its obligations under this Agreement notwithstanding the appointment of a Manufacturer. ALFA shall use its best endeavours to procure that the Manufacturer shall comply in full with all obligations of ALFA hereunder.

ARTICLE 3 - TERMS AND CONDITIONS OF SUPPLY
------------------------------------------

3.1  The price to be paid by SALIX to ALFA for Compound shall be as set forth in
     Part 3 of the Schedule and shall be inclusive of the cost of carriage insurance and freight of the Compound to SALIX as specified in Article 3.2.

3.2 The Compound will be delivered by ALFA to a plant in close proximity to a major airport, as designated by SALIX from time to time by notice to ALFA. Title and risk shall be deemed to have passed to SALIX when the Compound is delivered by the carrier to the plant designated by SALIX.

3.3 SALIX will pay for each shipment within forty-five (45) days after whichever shall be the later of the date the relevant invoice is received by SALIX or the date of receipt of the Compound, by SWIFT (international communications) wire transfer in US dollars to such bank and account in Italy as is designated by ALFA in writing for such purpose. ALFA shall be responsible for securing any governmental permits or making any filings with the Italian government required in connection with such payment.

3.4 For a period of [*] following the Putting into Commerce of Product for each indication, ALFA shall provide [*] to SALIX quantities of Compound not exceeding [*] of Compound required in connection with the actual total sales of Product by SALIX during such period, [*] in

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     connection with the launch and promotion and marketing of the Products.



ARTICLE 4 - SPECIFICATIONS
--------------------------

4.1  Specifications
     --------------

     The Compound shall be manufactured, packaged, stored and shipped by ALFA fully in accordance with the Specifications as described in Part 2 of the Schedule. The Specifications may be changed by mutual agreement which will be reached in good faith by the parties.

4.2  Filings.
     --------

     At SALIX's request following the execution of this Agreement; ALFA shall promptly (but not later than sixty (60) days after receipt of such request provide all technical data knowhow and other information relating to the Patents or the Technology Rights required and necessary to enable SALIX to file the Applications with respect to the Products in compliance with all relevant Government regulations.

ARTICLE 5 - ORDERS AND QUALITY ASSURANCE
----------------------------------------

5.1  Delivery Date.
     -------------

     SALIX shall place firm orders for Compound in economical batches with a delivery date of not less than ninety (90) days after ALFA's receipt thereof. SALIX shall submit its initial purchase order not later than 30 days following NDA Approval. Compound shall be shipped to SALIX within the time frame requested in the applicable purchase order, provided that ALFA has at least a ninety day lead time.

5.2  Forecasts.
     ---------

     Commencing from the date of filing of the Applications SALIX shall provide to ALFA a 12 month forecast of its requirements for Products and Compound which forecast will be updated quarterly until the first Putting into Commerce. Thereafter, SALIX shall provide a rolling 12 month forecast, updated monthly.

5.3  SALIX agrees to purchase [*] of SALIX;s
     last forecasts for any forecast period, and ALFA agrees to fulfill SALIX's purchase orders to the extent such orders exceed its revised forecasts for any forecast period by [*]
     ALFA shall use its best efforts to fulfill SALIX purchase orders to the extent such orders exceed its revised forecasts for any forecast period by more than [*]

5.4  Quality Assurance.
     -----------------

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     ALFA, at its sole expense, will perform all testing for the release of raw materials and components listed in the Specifications. ALFA will supply a chemical Certificate of Analysis with each batch of Compound and any other documentation required by law. Complete copies of all test results and/or assays will be submitted to SALIX promptly following any request therefor during the term hereof.

ARTICLE 6 - WARRANTIES AND INSPECTION
-------------------------------------

6.1  ALFA Warranties.
     ---------------

     ALFA warrants and undertakes that in respect of all Compound delivered:-

     6.1.1 as at the date of delivery to SALIX, such Compound will comply fully with the Specifications;

     6.1.2 as at the date of delivery to SALIX such Compound shall have been manufactured, packaged, labelled, stored and shipped fully in accordance with all relevant GMP's, all applicable laws and regulations and requirements and all commitments and undertakings made in any applicable regulatory filings;

     6.1.3 it will prepare and maintain all such batch records and samples as may be required for the manufacture of chemical compounds for pharmaceutical use of this type by any relevant regulatory authority, for the full period required under any applicable regulations.

6.2 ALFA confirms that it shall grant to SALIX and its authorised representatives full access to all such records, documentation and data of ALFA or its manufacturer(s), as may reasonably be required by SALIX for the purpose of inspecting the compliance by ALFA with the warranties set out above Provided Always that such inspection will take place not more than twice in each calendar year and shall take place upon reasonable notice upon normal working hours. ALFA will procure access for SALIX to any Facility at which the Compound is manufactured whether such Facility is within the control of ALFA or any third party Manufacturer.

6.3  Reporting.
     ---------

Both parties shall promptly

     6.3.1 notify the other party of any governmental inspection of the Facility by the FDA or any other governmental agency department which relates to or could adversely affect the manufacture and/or supply of Compound hereunder; and

     6.3.2 supply the other parry with all written communications to or from Government relating to the above.

6.4  Quality Control Evaluation.
     --------------------------

     Within forty-five (45) days of receipt of each shipment of Compound, SALIX may make a visual or other quality control evaluation of such shipment. If any shipment fails to conform to the Specifications or shall have been manufactured, packaged or shipped under conditions which do not comply with this Agreement, SALIX may reject the same by giving prompt written notice to ALFA within such forty-five (45) day period, specifying the manner in which it fails to meet the requirements hereof. If SALIX fails to give such notice within such period, SALIX shall be deemed to have waived its right to reject such shipment due to failure to meet Specifications Provided Always that such waiver shall without prejudice to the rights of SALIX against ALFA in connection with any latent defect contained in the Compound or otherwise any breach by ALFA of the warranties contained in
     Article 6.1.

6.5  Disposal.
     --------

     SALIX shall not dispose of any non-conforming shipment without written authorization and instructions from ALFA. ALFA shall promptly notify SALIX as to the disposal thereof (at ALFA's sole cost and expense) at the conclusion of any investigation by ALFA. In no event shall this investigation exceed sixty (60) days from receipt by ALFA of SALIX's written notice provided for in Section 6.4.

6.6  Disputes.
     --------

     Any dispute as to whether any shipment of Compound fails in whole or part to meet the requirements hereof shall be resolved by an independent testing organization of recognized repute within the U.S. pharmaceutical industry agreed upon by the parties, the appointment of which shall not be unreasonably withheld or delayed by either party. The cost of such independent testing organization shall be paid by the party in error with respect to such shipment.

6.7  Product
     -------

     ALFA shall have the right to inspect or cause to be inspected (at its sole cost) at any time samples of the Products in order to ascertain whether they are manufactured using the Compound, and in compliance with the manufacturing and quality standards established by FDA and for such purpose shall have the right to visit such facilities at which the Product is manufactured and to inspect records and samples held at such Facilities Provided Always that such inspection shall not take place more than once in each year and shall be upon reasonable notice during normal business hours.

ARTICLE 7 - INDEMNIFICATION AND DAMAGES
---------------------------------------

7.1  In Favour of SALIX.
     ------------------

     ALFA shall defend, indemnify and hold SALIX and its Affiliates and the respective officers, directors and employees of each harmless from and against any and all claims, demands, losses, damages, liabilities (including without limitation Product liability), settlement amounts, cost or expenses whatsoever (including reasonable legal fees and costs and court costs) arising from or relating to any claim, action or proceeding made or brought against such person by a third party as a result of ALFA's negligence, willful misconduct or breach of this Agreement (including, without limitation, ALFA's failure to comply with the Specifications, any breach by ALFA of the warranties contained in Article 6.1 or otherwise any breach of the provisions of this Agreement by ALFA).

7.2  In Favour of ALFA.
     -----------------

     Except as otherwise provided in Section 7. 1, SALIX shall defend, indemnify and hold ALFA and its Affiliates and the respective officers, directors and employees of each harmless from and against any and all claims, demands, losses, damages, liabilities (including without limitation Product liability), settlement amounts, cost or expenses whatsoever (including reasonable legal fees and costs and court costs) arising from or relating to any claim, action or proceeding made or brought against such person by a third party as a result of SALIX's manufacture, use, sale and/or distribution of the Products.

7.3  Notice: Defence
     ---------------

     In the event of any claim, action or proceeding for which a person is entitled to indemnity hereunder, the person seeking indemnity ("Claimant") shall promptly notify the relevant party ("Indemnitor") of such matter in writing. Indemnitor shall then promptly assume responsibility for and shall have full control of such matter, including settlement negotiations and any legal proceedings, and Claimant shall fully cooperate in Indemnitor's handling and defence thereof Provided Always that Indemnitor shall keep Claimant fully informed of the progress and conduct of any such negotiations or legal proceedings and shall not in any settlement or defence of the same make any admission or otherwise act in such manner as may prejudice the continuing business or reputation of Claimant without the prior consent in writing of Claimant (such consent not to be unreasonably withheld or delayed).

7.4  Consequential Damages.
     ---------------------

     Notwithstanding any provision of this Agreement which might otherwise be to the contrary, neither party shall under any circumstances be liable to the other for any indirect loss, lost profits, economic loss or other consequential damages and in the event of any breach by either party of the terms of this Agreement or otherwise in the event of the negligence of either party the damages recoverable shall be limited to such damages as may be suffered as a direct consequence of any such breach or negligence, Provided Always that such limitation shall not apply to the indemnity provisions contained in Articles 7.1 and 7.2 and any such indemnity shall extend to the full amount of any sums paid by the Claimant to any third party in connection with such matters (whether or not such sums paid to the third party include consequential or indirect loss).

ARTICLE 8 - CONFIDENTIALITY UNDERTAKING
---------------------------------------

8.1 During the term of this Agreement and for a period of ten (10) years thereafter, SALIX shall keep secret and confidential and shall use all reasonable endeavours to procure that the same is kept confidential all technical and scientific data, information and know-how and documentation disclosed to it by ALFA under the terms of this Agreement and shall not disclose the same to any third party save only as may be required in connection with the performance of its obligations hereunder or in connection with any sublicence granted or any potential Investor in SALIX.

8.2 During the term of this Agreement and for a period of ten (10) years thereafter, ALFA shall keep secret and confidential and shall use all reasonable endeavours to procure that the same is kept confidential all technical and scientific data, information and know-how and documentation disclosed by it to SALIX under the terms of this Agreement together with all information developed by it from any such information or documentation and all information data and documentation supplied to it by SALIX in connection with this Agreement and shall not disclose the same to any third party save only as may be required in connection with the performance of its obligations or otherwise to any potential investor in ALFA or any other licensee of the Patent and/or Technology Rights in respect of any territory outside the Territory Provided such licensees or potential investor agree to be bound by the same conditions of confidentiality agreed to by ALFA herein.

8.3 The obligations contained in Articles 8.1 and 8.2 shall not apply to any part of such data information or documentation which

     8.3.1 shall otherwise than by reason of the default of the recipient after the date hereof enter the public domain;

     8.3.2 the recipient can show was in its possession free of any obligation of confidentiality prior to the date of receipt in connection with this Agreement

     8.3.3 the recipient is obliged by law or statutory or regulatory authority to disclose

ARTICLE 9 - LICENCE TO MANUFACTURE
----------------------------------

9.1 In the event that for any reason whatsoever ALFA shall fail to supply SALIX in accordance with written orders placed by SALIX on ALFA for the Compound under the terms of this Agreement for a period of ninety (90) days SALIX shall be granted a license (under all relevant Patents and Technology Rights) to manufacture the Compound within the Territory or elsewhere. Such license shall be upon terms whereby:-

     9.1.1 such licence shall be continuing, sublicensable and irrevocable in the event that any such failure to supply continues for a further period of ninety (90)

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            days;

     9.1.2 SALIX shall be permitted to manufacture the Compound for the purpose only of the use of the Compound for use and sale of Products within the Territory;

     9.1.3 [*] shall be due in connection with such manufacturing licence Provided That, for the avoidance of doubt, SALIX shall continue to pay all sums due under the provisions of the Licence;

     For the purpose of establishing any such manufacturing facility, ALFA will deliver to SALIX at the request of SALIX after the date hereof all such information, data and technology relating to the Patents and the Technology Rights or otherwise relating to processes for the manufacture of the Compound as SALIX( may reasonably require to enable it to establish a manufacturing facility and to permit such manufacturing facility to produce three test batches of the Compound and to enable such manufacturing facility to qualify as a supplier under the Applications and all regulatory provisions. In this respect, SALIX shall be entitled to procure that the NDA shall permit the substitution of SALIX and/or its subcontractor manufacturer at any time in the event that the Manufacturing License becomes operative, at the request of SALIX.

9.2 In consideration of the loss of ALFA's appointment to supply all quantities of Compound required by SALIX (as contemplated under Article 2.1) SALIX agrees to pay ALFA [*] in respect of the manufacture by SALIX of the Compound under this Article 9 which is dependent upon the delivery of the items referred to in Article 9.1. The [*] for such manufacture under the respective Patents while such Patents are in force or which utilises to a significant extent confidential know-how of ALFA for such time as it remains confidential Provided however that no royalties will be due to ALFA if SALIX does not use such Patents or confidential know-how or if the items delivered pursuant to Article 9.1 are not sufficient to enable such manufacture by SALIX.

9.3 To ensure the provision by ALFA of continuity of supply of the Compound ALFA will procure that at all times after Putting into Commerce of the Compound it will have at least two facilities fully qualified by FDA and capable of manufacturing such Compound in compliance with Article 6 for and on behalf of SALIX.

ARTICLE 10 - TERMINATION
------------------------

10.1 Termination.
     -----------

     This agreement shall come into force and effect as at the last date of execution of these presents and shall continue thereafter until whichever shall be the earlier of:

     10.1.1 the expiry of a period of ten years from the date of Putting into Commerce of the first Product for a non-orphan indication;

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     10.1.2 the date of the first commercial sale of a generic of any Product by a third party in any part of the Territory and shall continue thereafter torn year to year unless and until either party shall give not less than six months notice in writing to the other party of termination.

10.2 In addition to any other rights or remedies a party may have, either party may terminate this Agreement upon the occurrence of any of the following events of default which is not cured within thirty (30) days after written notice thereof is received by the other party:

     10.2.1 breach by the other party of any of its material obligations hereunder; or

     10.2.2 should the other party become subject of proceedings involving bankruptcy, receivership, administration, insolvency, moratorium of payment reorganization or liquidation, or make any assignation for the benefit of the creditors or any equivalent measures in any relevant jurisdiction.

10.3 In the event of termination of the Agreement under the provisions of
     Article 10.1 or in the event of termination of this Agreement by SALIX under Article 10.2, the Manufacturing Licence shall immediately become effective and thereafter SALIX shall be permitted to manufacture the Compound under the terms of the Manufacturing Licence.

10.4 The obligations under Articles 6, 7, 8 and 9 shall survive any expiration or other termination of this Agreement in accordance with their terms.


ARTICLE 11 - NOTICES
--------------------

Except as otherwise herein provided, all notices to be served or notified to the parties hereunder shall be mailed by registered airmail return receipt requested to their respective addresses listed below or to any other address subsequently communicated in writing, and shall be deemed to have been given seven working days after the date of mailing.

          Party               By Mail
          -----               -------

          to SALIX:           SALIX HOLDINGS Ltd
                              3600 W. Bayshore Road,
                              Suite 205, Palo Alto,
                              California 94303

          to ALFA:            ALFA WASSERMAN S.p.A
                              Attn. Mr. Andrea Golinelli
                              --------------------------
                              Via Ragazzi del '99 no 5
                              40133 Bologna, Italy

ARTICLE 12 - ENTIRE AGREEMENT AND MODIFICATION
-----------------------------------------------

This Agreement (including the Schedule and the Licence) constitutes the entire agreement between the parties relating to the subject matter hereof. Save as expressly provided in the licence all prior agreements or arrangements, written or oral, between the parties relating to the subject matter hereof are hereby cancelled and superseded. This Agreement may not be modified except in writing signed by both parties.

ARTICLE 13 - ASSIGNATION
------------------------

13.1 ALFA shall have the right to assign this Agreement, in whole but not in part, to any Affiliate of its choice to whom the Patents and Technology Rights may have been transferred and SALIX hereby acknowledges and accepts any such assignation but shall not otherwise assign or purport to assign this Agreement (in whole or in part) without the prior consent in writing of SALIX.

13.2 SALIX shall have the right to assign this Agreement, in whole but not in part, to any Affiliate of its choice and ALFA hereby acknowledges and accepts any such assignation but shall not otherwise assign or purport to assign this Agreement (in whole or in part) without the prior consent in writing of ALFA.

13.3 This Agreement shall be binding upon the successors and assignees (and any subsequent assignee) of each of the parties.

ARTICLE 14 - WAIVER OF DEFAULT
------------------------------

No waiver of any default by either party shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

ARTICLE 15 - GOVERNING LAW
--------------------------

This Agreement is written and executed in two originals in the English language. All notices, communications and proceedings to be in English. It shall be governed by and construed in accordance with the laws of Scotland, without giving any effect to any conflict of laws principles or rules.

ARTICLE 16 - FORCE MAJEURE
--------------------------

Save as expressly provided in Clause 7 neither party shall be liable in any manner in respect of any breach by such party of its obligations hereunder (other than any breach of any obligation to make payment on the due date) where such breach arises from any circumstance outside such party's reasonable control. Amongst said circumstances are included, by way of example only and not implying any limitation, fires, floods, earthquakes, accidents, explosions, quarantine restrictions, strikes labour shortages shortages of raw materials for the manufacturing of the Products, or acts of any public authority, including foreign ones.

ARTICLE 17 - LITIGATION
-----------------------

The parties hereby agree that any legal action or proceeding arising out of or in connection with this Agreement shall be brought in the Scottish Courts and the parties hereby prorogate the non-exclusive jurisdiction of the Court of Session, Edinburgh.

ARTICLE 18 - HEADINGS
---------------------

Headings are inserted for convenience and shall not affect the meaning or interpretation of this Agreement IN WITNESS WHEREOF, these present consisting of this and the twelve preceding pages together with the Schedule hereto are executed as follows:-


For and on behalf of
SALIX PHARMACEUTICALS, INC
at
on the 24 day of June 1996

By[SIGNATURE ILLEGIBLE] Director
in the presence of


/s/ Alberto Sacconi

ALBERTO SACCONI
 ................................Name of Witness


c/o ALFA WASSERMANN
 ................................Address of Witness


          MILANO
 ................................


For and on behalf of
ALFA WASSERMANN S.p.A.
at
on the 24 day of June 1996

By /s/ Randy Hamilton Director
in the presence of

/s/ Alexander McMahon

Alexander T. McMahon
 ................................Name of Witness

c/o SALIX PHARMACEUTICALS
 ................................Address of Witness

PALO ALTO, CA
 ................................

This is the Schedule referred to in the foregoing Supply Agreement between Alfa Wassermann S.p.A and Salix Pharmaceuticals, Inc., dated June 24, 1996.


                                   SCHEDULE


                                    PART 1


                                  THE PATENTS


PATENTS
--------------------------------------------------------------------------------

CASE    FILING DATE  FILING NO.  G R A N T I N G NO.        OF        THE  EXPIRY DATE
                                        DATE          GRANTED PATENT
S 34     05/11/1981     262,123           07/27/1982       4,341,785        05/11/2001
S 50     04/26/1985     727,521           12/10/1985       4,557,866        04/26/2005
S 73     06/28/1993     083,453           10/04/1994       5,352,679        06/28/2013

Case S 34 (product patent): IMIDAZO-RIFAMYCIN DERIVATIVES WITH ANTIBACTERIAL UTILITY

Case S 50 (processing patent) : PROCESS FOR THE SYNTHESIS OF PYRIDO-IMIDAZO RIFAMYCINS

Case S 73 (patent for therapeutical use) : USE OF RIFAXIMIN AND PHARMACEUTICAL FORMULATIONS CONTAINING IT IN THE TREATMENT OF GASTRIC DYSPEPSIA CAUSED BY HELICOBACTER PYLORI.

ALL AS FILED FOR THE TERRITORY.
-------------------------------

                                    PART 2

                            COMPOUND SPECIFICATION

     ---------------------------------------------------------------

[*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    PART 3


                                    PRICES

[*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.